UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2025

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

391 Steel Way
Lancaster, Pennsylvania	17601
(Address of Principal Executive Offices)	(Zip Code)

(800) 823-5304

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 13, 2025, Donnelley Financial Solutions, Inc. (the “Company”) amended and restated its Credit Agreement dated as of September 30, 2016 (as in effect prior to such amendment and restatement, the “Credit Agreement,” and the Credit Agreement, as so amended and restated, the “Amended and Restated Credit Agreement”), by and among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and collateral agent, to provide for a $115 million term loan A facility (the “Term Loan A Facility”), establish a $300 million revolving facility with a maturity date of March 13, 2030 to replace the entire amount of the existing revolving facility, and modify the financial maintenance and negative covenants in the Credit Agreement, among other things.

The proceeds of the Term Loan A Facility and revolving facility will be used to refinance in full the $125 million outstanding on Company’s existing Delayed Draw Term A Loans. The principal amount of loans under the Term Loan A Facility will be due and payable in equal quarterly installments of 1.25% of the original principal amount of the loans during the first three years after funding of the loans, and 2.50% of the original principal amount of the loans thereafter. Voluntary prepayments of the Term Loan A Facility are permitted at any time without premium or penalty. The entire unpaid principal amount of the loans will be due and payable in full on March 13, 2030.

The foregoing summary of the amendments to the Credit Agreement is qualified in its entirety by reference to the actual Amended and Restated Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 13, 2025, Charles D. Drucker retired as a director of the Company, effective on such date.

(d) On March 13, 2025, the Board of Directors (the “Board”) appointed Ayman Sayed as a director of the Company to fill the vacancy created upon the retirement of Mr. Drucker, and to serve until the Company’s 2025 annual meeting of stockholders or until his successor is elected and qualified. Mr. Sayed will serve on the Company’s Compensation Committee.

In connection with Mr. Sayed’s appointment, and consistent with the Company’s Non-Employee Director Compensation Plan, Mr. Sayed will be granted a pro rated portion of the annual cash and equity retainer for a total of $43,315.07, payable in cash.

The Company has not entered into any transactions with Mr. Sayed identified in Item 404(a) of Regulation S-K and he will not be employed by the Company. Mr. Sayed was not elected pursuant to an arrangement or understanding between him and any other person.

A copy of the Company’s press release relating to the changes described in this Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into this Item 5.02 or into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated as of March 13, 2025, by and among Donnelley Financial Solutions, Inc. the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

99.1	Press Release of the Company, dated March 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: March 14, 2025	By:	/s/ DAVID A. GARDELLA
David A. Gardella
Executive Vice President and Chief Financial Officer